Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 24, 2024, RiceBran Technologies (“the Company”) completed the sale of certain assets exclusively related to the Company’s production of No. 1 and No. 2 Grade U.S. premium long and medium white rice and stabilized rice bran products at its facility located in Wynn, Arkansas (“the GRR Business” and such transaction, “the GRR Transaction”) pursuant to an asset purchase agreement (the “Agreement”), as reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2024.

The buyer acquired the Purchased Assets (as defined in “the Agreement”), which include, but are not limited to, all of the tangible and intangible assets, real properties leased and/or owned by the Company located in Wynne Arkansas, intellectual property, books and records and rights of every kind and nature and wherever located that exclusively relate to, or are exclusively used or held for the operation of and the use in connection with, the GRR Business other than excluded assets, including all accounts receivable.

Total consideration from the buyer to the Company was $2.15 million in cash.

The unaudited pro forma condensed consolidated financial statements have been developed by applying pro forma adjustments to the Company’s historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and give effect to the GRR Transaction. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, assume that the Transaction occurred as of January 1, 2022.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022 also assume that the Company’s June 23, 2023 sale of certain assets exclusively related to the Company’s production of stabilized rice bran and processing of stabilized rice bran into stabilized rice bran derivatives at its facilities located in West Sacramento, California, Mermentau, Louisiana, Lake Charles, Louisiana and Dillon, Montana (the “SRB Transaction”) reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2023 occurred as of January 1, 2022.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, assumes that the GRR Transaction [and the SRB Transaction] occurred on that date. The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s results of operations or financial condition would have been had the GRR Transaction and the SRB Transaction been completed on the dates assumed. In addition, they are not necessarily indicative of the Company’s future results of operations or financial condition. Beginning in the first quarter of 2024, the historical financial results of the GRR Business for periods prior to the Transaction will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements prepared in accordance with US GAAP and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the disposition occurred on the dates indicated, or to project the Company’s financial performance for any future period. Pro forma adjustments have been made for events that are directly attributable to the disposition and factually supportable.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

● Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

● Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments.

The transaction accounting adjustments to reflect the GRR Business in the unaudited pro forma condensed consolidated financial statements include:

● The sale of the assets and liabilities of the GRR Business pursuant to the Agreement

● Estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs and income taxes

There are no autonomous entity adjustments included in the pro forma financial information. Additionally, the unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable or dis-synergy costs that may occur in connection with the Transaction.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements, (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K as of December 31, 2022, and for the year then ended, filed with the SEC on March 16, 2023, and (iii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Form 10-Q as of September 30, 2023, and for the three months then ended, filed with the SEC on December 20, 2023.

RiceBran Technologies
Pro Forma Condensed Consolidated Statement of Operations
Unaudited Nine Months ended September 30, 2023
(in thousands, except share and per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$16,970	$(11,535)	(f)	$5,435
Cost of goods sold	17,484	(12,675)	(f)	4,809
Gross loss	(514)	1,140		626
Selling, general and administrative expenses	4,352			4,352
Loss from continuing operations before other income (expense)	(4,866)	1,140		(3,726)
Interest income	26			26
Interest expense	(476)	314	(g)	(162)
Change in fair value of derivative warrant liability	14			14
Other expense	(3)	35	(h)	32
Other income	178			178
Loss from continuing operations before income taxes	(5,121)	1,419		(3,702)
Income tax expense	(11)		(i)	(11)
Loss from continuing operations	(5,132)	1,419		(3,713)
Loss from discontinued operations	(9,009)			(9,009)
Net loss	$(14,141)	1,419		$(12,722)
Basic and diluted loss per common share:
Continuing operations	$(0.77)			$(0.55)
Discontinued operations	(1.34)			(1.34)
	$(2.11)			$(1.90)
Weighted average number of shares outstanding:
Basic	6,699,963			6,699,963
Diluted	6,699,963			6,699,963

RiceBran Technologies
Pro Forma Condensed Consolidated Statement of Operations
Unaudited Year ended December 31, 2022
(in thousands, except share and per share amounts)

	As Reported	SRB Pro Forma Adjustments	Notes	SRB Pro Forma	GRR Pro Forma Adjustments	Notes	GRR Pro Forma

Revenues	$41,617	$(14,970)	(a)	$26,647	$(17,478)	(f)	$9,169
Cost of goods sold	42,376	(14,966)	(a)	27,410	(18,991)	(f)	8,419
Gross loss	(759)	(4)		(763)	1,513		750
Selling, general and administrative expenses	6,690	(1,393)	(b)	5,297			5,297
Gain on involuntary conversion of property and equipment	(147)	147	(b)	-			-
Operating loss	(7,302)	1,242		(6,060)	1,513		(4,547)
Other income (expense):
Interest expense	(572)	3	(c)
		53	(d)	(516)	341	(g)	(175)
Interest income	22	-		22			22
Change in fair value of derivative warrant liability	189	-		189			189
Other income	7	-		7			7
Other expense	(183)	-		(183)	(27)	(h)	(210)
Loss before income taxes	(7,839)	1,298		(6,541)	1,827		(4,714)
Income tax expense	(19)	-	(e)	(19)		(i)	(19)
Net loss	$(7,858)	$1,298		$(6,560)	$1,827		$(4,733)

Loss per common share:
Basic	$(1.42)			$(1.19)			$(0.86)
Diluted	$(1.42)			$(1.19)			$(0.86)

Weighted average number of shares outstanding:
Basic	5,514,671			5,514,671			5,514,671
Diluted	5,514,671			5,514,671			5,514,671

RiceBran Technologies
Pro Forma Condensed Consolidated Balance Sheet
Unaudited Year ended September 30, 2023
(in thousands, except share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$466	$1,672	(j)	$2,138
Accounts receivable, net of allowance for credit losses of $49 and $27	2,620			2,620
Inventories	514			514
Other current assets	515			515
Current assets held for sale	-			-
Total current assets	4,115	1,672		5,787
Property and equipment, net	5,937	(3,825)	(k)	2,112
Operating lease right-of-use assets	-			-
Intangible assets	295			295
Long-term assets held for sale	-			-
Total assets	$10,347	$(2,153)		$8,194
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,414			$1,414
Commodities payable	2,538			2,538
Accrued salary, wages and benefits	438			438
Accrued legal	1,545			1,545
Accrued expenses	590	(92)	(j)	498
Operating lease liabilities, current portion	-			-
Due under bank line of credit	-			-
Due under factoring agreement	1,910	(250)	(l)	1,660
Due under insurance premium finance agreements	195			195
Finance lease liabilities, current portion	136			136
Long-term debt, current portion	1,273			1,273
Current liabilities held for sale	-			-
Total current liabilities	10,039	(342)		9,697
Finance lease liabilities, less current portion	434			434
Long-term debt, less current portion	603			603
Derivative warrant liability	55			55
Long-term liabilities held for sale	-			-
Total liabilities	11,131	(342)		10,789
Commitments and contingencies
Shareholders' equity (deficit):
Preferred stock, 20,000,000 shares authorized: Series G, convertible, 3,000 shares authorized, stated value $ 150 , 150 shares, issued and outstanding	75			75
Common stock, no par value, 15,000,000 shares authorized, 6,608,376 shares and 6,309,509 shares, issued and outstanding	328,999			328,999
Accumulated deficit	(329,858)	(1,811)		(331,669)
Total shareholders' equity (deficit)	(784)	(1,811)		(2,595)
Total liabilities and shareholders' equity	$10,347	$(2,153)		$8,194

RiceBran Technologies
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the SRB Transaction to be accounted for as a discounted operation.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2023, and for the year ended December 31, 2022, are presented as if the SRB Transaction occurred as of January 1, 2022.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023, is presented as if the sale occurred on that date.

(a)	This adjustment reflects the elimination of the profit and loss of the SRB Business for the period presented.
(b)

This adjustment reflects the elimination of operating expenses of the SRB Business, excluding the anticipated effects of other costs that may be reduced or eliminated as a result of having completed the sale.

(c)	This adjustment reflects the elimination of interest expense related to the debt assumed by the buyer.
(d)

This adjustment reflects the elimination of interest expense related to the debt related to the repayment of a portion of the amount outstanding on the Company's mortgage promissory note (not exclusively related to the SRB Business) from proceeds of the SRB Transaction. The note was secured by the Company's real property in Arkansas.

(e)	No income tax adjustment has been made to the unaudited pro forma condensed consolidated statement of operations based upon the Company's existing U.S. valuation allowance position.

The unaudited pro forma condensed consolidated financial statements give effect to the GRR Transaction to be accounted for as a discontinued operation.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, are presented as if the GRR Transaction occurred as of January 1, 2022.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, is presented as if the sale occurred on that date.

(f)	This adjustment reflects the elimination of the profit and loss of the GRR Business for the period presented.
(g)	This adjustment reflects the elimination of interest expense related to the debt related to the factoring of the GRR Business receivables.
(h)	This adjustment reflects the $86k factoring termination fee less elimination of other expense directly related to the GRR Business receivables.
(i)	No income tax adjustment has been made to the unaudited pro forma condensed consolidated statement of operations based upon the Company's existing U.S. valuation allowance position.
(j)

This adjustment reflects the $2,150k cash consideration received at closing of the GRR Transaction less $50k of legal expenses paid related to it, the amounts paid to the factoring lender (see h and l) and $92k of advisory fees paid and recorded against the minimum advsiory fee accrued as part of the prior SRB Transaction.

(k)	This adjustment reflects the elimination of the net book value of the GRR Business assets sold.
(l)	This adjustment reflects the repayment of a portion of the factoring advance as required by the lender to consent to the GRR Transaction.